CONSENT INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 21, 1998 in Amendment No. 4 to the Registration Statement (Form SB-2) and the related Prospectus of American Electromedics Corp. for the registration of 8,912,294 shares of common stock and 50,000 of its common stock purchase warrants.


                                                     /s/Ernst & Young LLP


Manchester, New Hampshire
February 24, 1999